Exhibit 99.1

For Immediate Release

30 May 2012

Tronox Stockholders Approve Acquisition of Exxaro Mineral Sands

STAMFORD, Conn, May 30, 2012 —Tronox Incorporated (TROX.PK) announced today that its stockholders have adopted and approved the transaction agreement with Exxaro Resources Limited for the acquisition of Exxaro’s mineral sands business. Tronox plans to combine the acquired business with its existing businesses under a new Australian holding company, Tronox Limited. Today’s vote took place at a special stockholders’ meeting at the company’s new corporate headquarters in Stamford, Conn.

Approval of the transaction agreement required the affirmative vote of the holders of a majority of the shares of Tronox common stock outstanding as of the record date for the special meeting. A total of 82.36 percent of the outstanding shares of Tronox common stock as of the record date were voted at the special meeting, of which 99.96 percent voted in favor of the transaction.

Under the terms of the transaction, Exxaro will receive approximately 38.5 percent of the voting securities of Tronox Limited as consideration for its mineral sands business, and the mineral sands business will be contributed on a debt-free basis (excluding related party loans). Upon completion of the transaction, the integrated company will employ approximately 3,500 workers in 16 countries, including the United States, South Africa, Australia and the Netherlands.

Tronox expects to close the transaction as soon as practicable after all of the remaining conditions to closing are satisfied, including receipt of certain regulatory approvals. The principal remaining conditions to closing include the receipt of the approval from the South African Department of Mineral Resources (DMR) for the transfer of the mining rights at the Namakwa mine location, the consent of Anglo American and the approval of the Financial Surveillance Department (FSD) of the South Africa Reserve Bank. Applications have been filed with the DMR and FSD. The Section 11 approval on the transfer of the mining rights at KwaZulu Natal (KZN) have been approved and the parties are expecting to receive the remaining required consents soon. While there can be no assurance that these decisions will be released in a timely manner, or that they will not have terms and conditions that are unacceptable to Tronox Incorporated, we currently expect that an acceptable outcome of these applications and consents will be achieved promptly.

Following the receipt of the remaining regulatory approvals and consents, Tronox will issue a press release announcing the closing date, which is expected to be five businesses days following the announcement. Tronox expects to list the Class A ordinary shares of Tronox Limited on the NYSE on the business day immediately after the closing date. For Tronox stockholders who wish to elect exchangeable shares in connection with the transaction, the election deadline is three business days prior to the closing date.

About Tronox

Tronox is a global leader in the production and marketing of titanium products. Through the integration of its chemical and mineral sands business, the company provides its customers a dependable supply of brightening solutions for a variety of end-uses. For more information, visit.

FORWARD LOOKING STATEMENTS

Statements in this release that are not historical are forward-looking statements. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances. The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors as discussed in the company’s financial statements published on our website and in our filings with the Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal regulatory and technological factors. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction involving Tronox Incorporated, Tronox Limited and Exxaro, Tronox Limited and Tronox Incorporated have filed with the SEC a Registration Statement on Form S-4 that includes a definitive proxy statement of Tronox Incorporated that also constitutes a prospectus of Tronox Limited. The Registration Statement was declared effective by the SEC on May 4, 2012 and Tronox Incorporated commenced the mailing of the definitive proxy statement/prospectus to its stockholders on or about May 7, 2012. Tronox Incorporated urges investors and stockholders to read the definitive proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed transaction, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Tronox Incorporated’s website (www.tronox.com) under the heading “Investor Relations.”

Media Contact: Bud Grebey

Direct: 203.705.3721

Investor Contact: Brennen Arndt

Direct: 203.705.3722